Exhibit 99.2

Newtek Receives Approval from the Federal Reserve to Become a Bank Holding Company

Boca Raton, FL, November 21, 2022 - Newtek Business Services Corp., (NASDAQ: NEWT) (“Newtek”) today announced that it has received approval from the Federal Reserve to become a bank holding company and a financial holding company by acquiring the National Bank of New York City (“NBNYC”). The pending acquisition of NBNYC remains subject to the approval of the Office of the Comptroller of the Currency (“OCC”), which approval is currently anticipated in the coming weeks. The approval of the Federal Reserve is conditioned on the representations and commitments made by Newtek in connection with its applications, including the discontinuance of Newtek’s election to be regulated under the Investment Company Act of 1940 and to divest activities of certain of Newtek’s technology portfolio companies within two years of becoming a bank holding company.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are thrilled to have received the approval of the Federal Reserve to become a bank holding company and a financial holding company upon the close of the acquisition of NBNYC. While we await and anticipate approval from the OCC to acquire NBNYC, which we are hopeful to obtain shortly, we will continue to prepare and anticipate closing the acquisition in January 2023. Once we receive the remaining regulatory approval, we anticipate providing certain guidance on forecasted earnings as a bank holding company.”

Mr. Sloane continued, “We would like to thank the staffs of the Federal Reserve Bank of Atlanta, the Board of Governors of the Federal Reserve System and the OCC for their work and efforts on our applications seeking approval to acquire NBNYC and become a bank holding company. We look forward to our new role in the economy as a financial holding company and to further establish our corporate brand as NewtekOne® — the One Solution for All Your Business Needs®, the one company that makes you more successful, the one company that gives you banking relationships and analytics to run your business as well as enhanced transactional capability.”

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek®, NewtekOne®, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, include our ability to close the pending acquisition of the National Bank of New York City (the “Transaction”), obtain required regulatory approvals for the pending Transaction, the timing of the closing of the Transaction, the timing of the Company’s discontinuance from regulation as a BDC under the 1940 Act, projections concerning or considering the pending Transaction, the timing of our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital and the ability to maintain certain debt to asset ratios, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com